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                                                                    EXHIBIT 11.1

                           ESSEX PROPERTY TRUST, INC.
                STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE
                (Dollars in thousands except per share amounts)
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

                                                         Three months ended September 30,         Nine months ended September 30,
                                                         --------------------------------        --------------------------------
                                                             1998                 1997                1998               1997
                                                         ------------        ------------        ------------        ------------
BASIC:
Net income                                               $      6,678        $     10,967        $     22,151        $     22,089
Less:
   Dividends on 8.75% Convertible Preferred Stock,
       Series 1996A                                              (875)               (875)             (2,625)             (1,805)
                                                         ------------        ------------        ------------        ------------
Net income applicable to common stockholders             $      5,803        $     10,092        $     19,526        $     20,284
                                                         ============        ============        ============        ============

Weighted average number of shares outstanding
   during the period                                       16,635,228          13,915,790          16,628,721          13,024,696
                                                         ============        ============        ============        ============

Net income per share                                     $       0.35        $       0.73        $       1.17        $       1.56
                                                         ============        ============        ============        ============


DILUTED:
Adjusted shares - basic, from above                        16,635,228          13,915,790          16,628,721          13,024,696
Additional weighted average shares of dilutive
   stock options using the average stock price
   under the treasury stock method                            186,193             217,565             186,159             205,689
Additional weighted average shares of common
   stock issuable upon conversion of 8.75%
   Convertible Preferred Stock, Series 1996A                       --           1,828,572                  --           1,255,887
                                                         ------------        ------------        ------------        ------------
Weighted average number of shares outstanding
   during the period                                       16,821,421          15,961,927          16,814,880          14,486,272
                                                         ============        ============        ============        ============

Net income per share                                     $       0.34        $       0.69        $       1.16        $       1.52
                                                         ============        ============        ============        ============
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(1)   In accordance with Statement of Accounting Standards Board No. 128, the conversion of all of the outstanding operating partnership interests in the Operating Partnership into shares of Essex's Common Stock is not included as the effect would be anti-dilutive.

(2) In accordance with Statement of Accounting Standards Board No. 128, the additional weighted average shares issuable upon conversion of the 8.75% Convertible Preferred Stock, Series 1996A is not included for the three and nine months ended September 30, 1998 as the effect would be anti-dilutive.

(3) In accordance with Statement of Accounting Standards Board No. 128, preferred dividends were included in the numerator of net income per share for the three and nine months ended September 30, 1997 as the additional weighted average shares issuable upon conversion of the 8.75% Convertible Preferred Stock was dilutive.